Exhibit 10.22













                            DOMINION RESOURCES, INC.
                        DIRECTORS STOCK COMPENSATION PLAN







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                                TABLE OF CONTENTS
                                                                           Page


1.      PURPOSE..............................................................2

2.      DEFINITIONS..........................................................2

3.      PARTICIPATION IN THE PLAN............................................3

4.      STOCK RESERVED FOR THE PLAN..........................................3

5.      DEFERRALS OF ANNUAL STOCK RETAINER. .................................3

6.      EFFECT OF STOCK DIVIDENDS AND OTHER CHANGES TO COMPANY STOCK.........4

7.      INTERPRETATION AND ADMINISTRATION OF THE PLAN........................4

8.      TERM OF THE PLAN.....................................................4

9.      AMENDMENT OF THE PLAN................................................4

10.     RIGHTS UNDER THE PLAN................................................4

11.     BENEFICIARY..........................................................4

12.     NOTICE...............................................................5

13.     CONSTRUCTION.........................................................5





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            1.          Purpose.

            The Dominion Resources, Inc. Directors Stock Compensation Plan (the "Plan") provides a mechanism for the Board of Directors of Dominion Resources, Inc. and certain subsidiaries to pay a portion of their non-employee directors' compensation in the Company's common stock. It also allows such director to defer receipt of such stock until a future date, if desired.

            2.          Definitions.

            As used in the Plan, the following terms have the meanings indicated:

                        (a) "Annual Meeting" means, for the Dominion Resources Board, the annual meeting of shareholders at which a class of members of the Dominion Resources Board is routinely elected. The Annual Meeting for any other Board shall be the same as for the Dominion Resources Board unless that Board establishes a different date as an Annual Meeting date.

                        (b) "Annual Stock Retainer" means that portion of an Eligible Director's annual retainer paid in Company Stock.

                        (c) "Board" means the Dominion Resources Board or the board of directors of any wholly-owned subsidiary of the Company that is designated by the Dominion Resources Board as a Board eligible to participate in this plan.

                        (d) "Change of Control" means an event described in (i) or (ii):

                                    (i) any person, including a "group" as
                        defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of Dominion Resources securities having 20% or more of the combined voting power of the then outstanding Dominion Resources securities that may be cast for the election of Dominion Resources' directors (other than as a result of an issuance of securities initiated by Dominion Resources, or open market purchases approved by the Dominion Resources Board, as long as the majority of the Dominion Resources Board approving the purchases is also the majority at the time the purchases are made); or

                                     (ii) as the direct or indirect result of,
                        or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of Dominion Resources before such transactions cease to constitute a majority of the Dominion Resources Board, or any successor's board, within two years of the last of such transactions.

                        (e) "Company" means Dominion Resources, Inc., or any successor business by merger, purchase, or otherwise that maintains the Plan.

                        (f) "Company Stock" means the common stock of Dominion Resources, Inc. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be the Company Stock (as provided in Section 6) within the meaning of the Plan.

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                        (g)  "Dominion  Resources  Board"  means  the  Board  of
Directors of Dominion Resources, Inc.

                        (h) "Eligible Director" means a member of a Board who is not an employee of the Company or any subsidiary of the Company.

                        (i) "Plan Year" for any Board means the period beginning on the date of an Annual Meeting of that Board and ending on the day before the next Annual Meeting of that Board.

            3. Participation in the Plan.

            At each Annual Meeting, Eligible Director may receive an Annual Stock Retainer. The Board on which the Eligible Director is a member shall determine the Annual Stock Retainer, if any, subject to approval by the Dominion Resources Board. An Eligible Director whose service terminates at an Annual Meeting shall not receive an Annual Stock Retainer. An Eligible Director also may elect to defer receipt of an Annual Stock Retainer as provided in Section 5.

            4.          Stock Reserved for the Plan.

            The aggregate number of shares of Company Stock authorized for distribution to Eligible Directors under Section 3 is 1,000,000, subject to adjustment pursuant to Section 6.

            5.          Deferrals of Annual Stock Retainer.

                        (a) An Eligible Director may elect to defer the payment of some or the entire Annual Stock Retainer by completing a deferral election (a "Deferral Election"). A Deferral Election must be in writing and delivered to the Corporate Secretary of the Company before the Annual Meeting for the Plan Year to which the Deferral Election pertains. For the first year of the Plan's operation, the election must be made before the first Annual Meeting occurring after adoption of the Plan. A Deferral Election shall be irrevocable in respect to the Plan Year to which it pertains. A Deferral Election must specify the applicable number or percentage of the shares of Company Stock that the Eligible Director wishes to defer. A Deferral Election may be made for a single Plan Year or may be made applicable to all future Plan Years until revoked. Any revocation shall be effective as of the first day of the next Plan Year after the revocation is made.

                        (b) With respect to all shares of Company Stock for which a Deferral Election is made, the Company shall issue shares of Company Stock to a trust. The Corporate Secretary of the Company shall be the trustee of the trust unless the Board designates another person or entity as trustee. The trust shall secure the Company's obligation to pay shares of Company Stock to the Eligible Director. The trust and its assets shall remain subject to the claims of the Company's creditors. Any interest that the Eligible Director may be deemed to have in the trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. Shares issued to the trust shall be issued in the name of the trustee and the trustee shall maintain a separate account for each Eligible Director. The trustee shall invest all cash dividends on Company Stock in additional shares of Company Stock to be held in the separate account of the Eligible Director. The Eligible Director shall have the right to direct the trustee as to the voting of the shares of Company Stock held in the Eligible Director's account.


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                        (c) A Deferral  Election shall provide for  distribution
of the Company Stock held in such director's account at a future date or dates elected by the Eligible Director and provided on the Deferral Election Form.

                        (d) Before a Change of Control, an Eligible Director may elect to receive a single lump sum transfer of the Company Stock in his or her account upon a Change of Control. The trustee shall distribute the Company Stock as soon as practicable after the Change of Control occurs unless the Eligible Director elects a later date for distribution.

                        (e) Upon the death of an Eligible Director, the Eligible Director's Beneficiary will receive the balance of any undistributed Company Stock held in such director's account in a single lump sum transfer as soon as practicable after the death.

            6.   Effect of Stock Dividends and Other Changes to Company Stock.

            In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of shares of stock of the Company to be subject to the Plan and the maximum number of shares which are authorized for distribution under the Plan shall be appropriately adjusted by the Dominion Resources Board, whose determination shall be binding on all persons.


            7.          Interpretation and Administration of the Plan.

            The Dominion Resources Board shall administer, construe and interpret the Plan. Any decision of the Dominion Resources Board with respect to the Plan shall be final, conclusive and binding upon all Eligible Directors. The Dominion Resources Board may act by a majority of its members. The Dominion Resources Board may authorize any member of the Board or any officer of the Company to execute and deliver documents on behalf of the Dominion Resources Board. The Dominion Resources Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel. The Corporate Secretary of the Company shall be authorized to take or cause to be taken such actions of a ministerial nature as necessary to effectuate the intent and purposes of the Plan, including issuing Company Stock for the Plan, maintaining records of the trust accounts of Eligible Directors and arranging for distributions of such accounts.

            8.          Term of the Plan.

            The Plan shall become effective when adopted by the Dominion Resources Board. The Plan shall continue until terminated at any time by action of the Dominion Resources Board or until there are no remaining shares available for the Plan under Section 4. Any termination of the Plan by the Dominion Resources Board shall not alter or impair any of the rights or obligations for Company Stock previously deferred.

            9.          Amendment of the Plan.

            The Dominion Resources Board may suspend or terminate the Plan or revise or amend the Plan in any respect; provided, any amendment or termination of the Plan shall not adversely affect an Eligible Director with respect to any Company Stock previously deferred.


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            10.         Rights Under the Plan.

            The Plan shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company or any subsidiary will retain any person as a director for any period of time.

            11.         Beneficiary.

            An Eligible Director may designate in writing delivered to the Company, one or more beneficiaries (which may include a trust) to receive any distributions under the Plan after the death of the Eligible Director. If an Eligible Director fails to designate a beneficiary, or no designated beneficiary survives the Eligible Director, any payments to be made with respect to the Eligible Director after death shall be made to the personal representative of the Eligible Director's estate.

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            12.         Notice.

            All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Corporate Secretary; (b) if to any Eligible Director - at the last address of the Eligible Director known to the sender at the time the notice or other communication is sent.

            13.         Construction.

            The Plan shall be construed and enforced according to the laws of the Commonwealth of Virginia. Headings and captions are for convenience only and have no substantive meaning. Reference to one gender includes the other, and references to the singular and plural include each other.